EXHIBIT 10.17

                          CONSENSUAL TRANSFER AGREEMENT


         This Consensual Transfer Agreement is entered into as of November 30, 1995, by and among New Carlton House Partners, Ltd., a Pennsylvania limited partnership ("NCHP"), Consolidated Capital Equity Partners, L.P., a California limited partnership ("CCEP"), Consolidated Capital Institutional Properties, a California limited public partnership ("CCIP"), Philly Associates, Inc., a Texas corporation ("Philly"), and Kennedy Boulevard Associates I, L.P., a Pennsylvania limited partnership ("KBA").

                                    RECITALS

         A. NCHP is the owner of a multi-use apartment/commercial building in Philadelphia, Pennsylvania, called The Carlton House, together with the leasehold interests, air rights and easements and rights appurtenant thereto (the "Property"). The Property, together with various other assets and contract rights related to or connected with the Property, are the only substantial assets of NCHP.

         B. NCHP was indebted to CCEP pursuant to an Amended Promissory Note Secured by Mortgage, dated June 30, 1989, in the principal amount of $31,500,000 (the "First Mortgage Note"). The First Mortgage Note was secured by, inter alia, the Amended and Restated Mortgage, Assignment of Rents and Security Agreement, dated June 30, 1989, and various other agreements (the "First Mortgage Documents"). The present balance on the First Mortgage Note, including principal and accrued and unpaid interest, exceeds $47,000,000.

         C. CCEP is indebted to CCIP pursuant to a promissory note having an assigned principal amount of $164,938,112.00 and dated November 15, 1990 (the "EP/IP Note"), and CCEP and CCIP have entered into a certain Master Loan Agreement (the "Master Loan Agreement") and a number of mortgages, security agreements, and other agreements to secure the obligations of CCEP to CCIP. Pursuant to these agreements, CCEP has granted liens or security interests in substantially all of its assets to CCIP. In that regard, CCEP has collaterally assigned the First Mortgage Note and the First Mortgage Documents to CCIP as security for various obligations owed by CCEP to CCIP.

         D. NCHP was indebted to Skokie Federal Savings & Loan Association ("Skokie") pursuant to the Amended and Restated Note, dated June 30, 1989, in the principal amount of $19,350,000 (the "Second Mortgage Note") and Class 3
Note in the principal amount of $1,000,000 (the "Third Mortgage Note"). The Second Mortgage Note and the Third Mortgage Note were secured by, inter alia, the Amended and Restated Second Mortgage, dated June 30, 1989, and various other agreements (the "Second Mortgage Documents"). The present balance on the Second Mortgage Note and the Third Mortgage Note, including principal and accrued and unpaid interest, exceeds $20,000,000.

         E. The Resolution Trust Company ("RTC") subsequently became the successor-in-interest to Skokie and became the assignee and holder of the Second Mortgage Note and the Third Mortgage Note as well as the Second Mortgage Documents. On or about September 29, 1993, the RTC sold and assigned the Second Mortgage Note and the Third Mortgage Note, and the Second Mortgage Documents, to Philly.

         F. As part of these transactions, CCEP will assign the First Mortgage Note and the First Mortgage Documents to KBA, and Philly will assign the Second Mortgage Note, the Third Mortgage Note, and the Second Mortgage Documents to KBA. As a result of these assignments, KBA will be the holder of the First Mortgage Note, the Second Mortgage Note and the Third Mortgage Note (collectively, the "Notes"), and all the security given for such Notes under the First Mortgage Documents and the Second Mortgage Documents.

         G. On or about September 3, 1992, the predecessor of NCHP entered into a Restructure Agreement with CCEP (the "Restructure Agreement"). The Restructure Agreement contained various provisions relating to the obligations of NCHP on the First Mortgage Note, including a conditional forbearance on foreclosure by CCEP until April 1, 1995. The parties to the Restructure Agreement recognized that unless NCHP paid its obligations by April 1, 1995, CCEP would take some form of action to enforce payment. This Consensual Transfer Agreement constitutes an action that was within the contemplation of the Restructure Agreement.

         H. The First Mortgage Note was due and payable in full on April 1, 1995, and paragraph 7(a) provides for a thirty day grace period, or until May 1, 1995. The First Mortgage Note was not paid in full on May 1, 1995, and NCHP does not have the funds to pay such Note. Because of such nonpayment, CCEP declared the existence of an event of default under the First Mortgage Note. In addition, there are payment defaults on the Second Mortgage Note and the Third Mortgage Note, and such defaults have been in existence for several years. NCHP has insufficient funds to make any payments on the Second Mortgage Note and Third Mortgage Note.

         I. The parties have discussed various options for satisfying NCHP's obligations on the Notes, the present balance of which now exceeds $67,000,000. However, the cash flow from the Property is insufficient even to pay current interest on the Notes and, as described below, there is a need for funds to make capital expenditures for improvements. NCHP has no source of funds to pay such interest or capital expenditures.

         J. The parties have obtained an appraisal which values the Property at approximately $20 million, or less than one-third of the total indebtedness on the Notes. In addition, the parties believe that, to maintain and enhance the competitive position of the Property and to maximize the future cash flow, it is necessary to make a number of capital expenditures in the amount of approximately $10,000,000. The parties do not believe that there is any significant possibility that, even if such capital expenditures are made, the Property will appreciate in the foreseeable future to a sufficient extent to satisfy the debt owed on the Notes.

         K. Under these circumstances, the parties have agreed that the most reasonable solution to avoid the costs and expenses of litigation or a judicial foreclosure proceeding is for NCHP to transfer the Property to KBA by a deed in lieu of foreclosure in full satisfaction of its obligations on the Notes. In addition, NCHP will sell, transfer and assign to KBA the rights to various personal property assets, contract rights, leasehold interests, permits and licenses connected with the Property. Such transfers will be in full satisfaction of all obligations of NCHP under the Notes. In addition, KBA will assume specified obligations to vendors and suppliers connected with the Property and obligations under contracts assumed in connection with the Property, and will indemnify NCHP from such liabilities. Finally, NCHP will retain sufficient cash to wind up the partnership and satisfy its record keeping and reporting obligations.

         L. As an additional matter, the transfer of the Property to KBA shall be in satisfaction of a portion of the amounts owed by CCEP to CCIP under the EP/IP Note and the Master Loan Agreement. However, except as specifically provided, these transfers and transactions are not intended to supersede or modify the obligations of CCEP to CCIP under the Master Loan Agreement and the EP/IP Note, security documents, and other agreements executed thereunder.

         NOW, THEREFORE, based on the foregoing Recitals, which are incorporated into this Agreement by reference, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

         1. Closing Date. The transfers and transactions described herein shall take place on or about November 30, 1995, or such other date as may be agreed to by the parties (the "Closing Date").

         2. Agreements. On the Closing Date, the parties shall enter into the following agreements and deliver the following documents:

                  (a)    Deed in Lieu.
      NCHP shall execute a deed in lieu of foreclosure (the "Deed in Lieu"), in the form of Exhibit A, pursuant to which NCHP shall convey title to the Property in lieu of foreclosure to KBA.

                  (b) Assignment of Leases. NCHP shall execute an assignment of leases, rents and security deposits (the "Assignment of Leases"), in the form of Exhibit B, pursuant to which NCHP shall assign the leases in the property (together with the tenant security deposits) to KBA. The Assignment of Leases shall specifically provide for an assumption by KBA of all obligations of NCHP under such leases.

                  (c) Bill of Sale. NCHP shall execute a bill of sale (the "Bill of Sale"), in the form of Exhibit C, pursuant to which NCHP shall sell, transfer and assign to KBA all personal property connected with or related to the ownership or operation of the Property. Such personal property shall include, but is not limited to, (i) all funds held by NCHP relating to the Property, (ii) all records relating to the operation of the Property including plans, specifications, as-built drawings, blueprints, proposed modifications or changes, architect's drawings, construction proposals, construction contracts, written estimates for construction or improvements, (iii) all documents and records relating to tenants including the rent roll and leases, (iv) all financial records and documents relating to the Property, including records relating to income and expenses, obligations incurred in connection with the Property and amounts owed to suppliers or vendors, (v) all documents relating to property tax obligations including bills, assessments and proposed assessments, and any proceedings to alter assessments, (vi) all inventory, computer equipment, telephone systems owned by NCHP and associated with any portion of the Property or the operation thereof and any other communications equipment used on or in connection with the Property; (vii) all tangible and intangible property including customer lists, marketing materials, computer programs, trade secrets, goodwill, warranties, guaranties, maintenance records, security codes, lock combinations, keys; (viii) general intangibles and other intellectual and proprietary rights, (ix) all fixtures; (x) all utility deposits, current utility bills and the agreements relating thereto, and all escrow funds or deposits including those relating to taxes and insurance, (xi) all rights to payment including proceeds of insurance policies, refunds on payments of fees and property taxes, amounts due under contracts and leases, and amounts due on account of operations on or connected with the Property, and (xii) all rights and documents relating to permits, zoning issues and variances, licenses, parking, environmental matters and any administrative or regulatory proceedings.

                  (d) Assignment of Contracts. NCHP shall execute an assignment of contracts, licenses and permits ("Assignment of Contracts"), in the form of Exhibit D, pursuant to which NCHP shall assign all rights in those contracts, licenses and permits relating to the Property to KBA. The Assignment of Contracts shall specifically provide for an assumption by KBA of obligations of NCHP under such assigned contracts.

                  (e) Assets. The term "Assets" shall refer to all personal property assets to be conveyed under the foregoing paragraphs.

                  (f) Intent of Transfers; Cooperation. The parties intend by this Consensual Transfer Agreement and by execution of the documents described in paragraphs (a) through (d) hereof that, except as specifically set forth in this Consensual Transfer Agreement, NCHP shall transfer, assign, sell and convey to KBA all of the NCHP's right, title and interest in and to the Property and Assets, however categorized or described, with the parties' intent being to include all tangible and intangible assets of every kind located on or used in connection with the Property (or the business conducted thereon). NCHP agrees to cooperate fully with KBA, both before and after the Closing Date, in KBA's efforts to complete the transfer of the Property and Assets to KBA and to assist in an orderly transfer of the operation of the Property.

                  (g) CCEP/CCIP Transactions. CCEP, Philly, and CCIP shall execute an agreement, in the form of Exhibit E, pursuant to which (i) CCEP releases any interest it may have in the Property and Assets, and (ii) CCEP and CCIP agree and acknowledge that the transfers and transactions herein shall be deemed a partial repayment of obligations owed by CCEP to CCIP under the EP/IP Note, in the amount of $19,250,000.

                  (h) Releases/Covenants Not to Sue. NCHP hereto shall execute a general release in favor of CCEP, CCIP, Philly, and KBA and CCEP, CCIP, Philly, and KBA shall execute a covenant not to sue in favor of NCHP, in the form of Exhibit F.

         3.       Assumption of Debt/Indemnity.

                  (a) KBA hereby assumes (i) those existing or accrued obligations and debts arising in the ordinary course from the operation of the Property as are set forth on Exhibit G, (ii) those future obligations arising from or connected with the operation of the Property, and (iii) those obligations arising under the contracts and leases assigned under paragraphs 2(b) and 2(d) of this Agreement. Except as specifically provided in the foregoing sentence, KBA does not assume (A) any obligations of NCHP, the predecessor of NCHP or any affiliates of NCHP, the limited partners of the predecessor of NCHP (the "Old Limited Partners") or the general partners of the predecessor of NCHP (the "Old General Partners") which CCEP did not assume under the Restructure Agreement or as to which the Old General Partners were required to indemnify and hold harmless the New General Partners and other partners (including those set forth in section 1.7 of the Restructure Agreement), and
(B) obligations to repair the Property which were to be performed by the Old General Partners under paragraphs 1.4(b)(iii), (iv) and (v) of the Restructure Agreement. The predecessor of NCHP, the Old General Partners and Old Limited Partners are referred to as the "Old Parties."

                  (b) KBA hereby agrees to pay all transfer taxes in connection with the transfer of the Property to KBA pursuant to this Consensual Transfer Agreement.

                  (c) KBA does not assume any obligations or liabilities of the Old Parties, or NCHP or its general or limited partners, relating to the operation of the partnership, or matters internal to the partnership including, but not limited to, obligations or liabilities (i) relating to partnership accounting, (ii) between and among partners, (iii) arising from rights of the limited partners (if any) against the general partner whether relating to the operation of the Property or otherwise, (iv) preparation of tax returns and,
(v) arising from dissolution of the partnership. KBA also does not assume any obligation or liability arising from the conduct of any limited partner of NCHP. Without limiting the foregoing two sentences and notwithstanding anything else contained herein, KBA assumes no liability or obligation for and shall not pay (A) any income tax liability of NCHP or its general or limited partners, or the Old Parties, whether related to the transfers and transactions undertaken hereunder or otherwise, including any income tax liability that may be imposed on the partners of NCHP in connection with the transfers and transactions to be undertaken hereunder, and (B) any incremental taxes or changes in tax attributes incurred or suffered by NCHP or its general or limited partners, or the Old Parties, as a result of the tax consequences of the transfers and transactions to be undertaken hereunder, including those tax obligations or changes in tax attributes which may result from any recapture of previous deductions and/or discharge of indebtedness. Such income tax liabilities and changes in attributes shall be the sole responsibility and obligation of NCHP and its general and limited partners, and the Old Parties. The obligations or liabilities not assumed hereunder shall include those arising both before and after the Closing Date.

                  (d) KBA hereby agrees (i) to indemnify and hold NCHP harmless against those specific liabilities and obligations assumed pursuant to Exhibit G and subparagraph 3(a)(ii), and (ii) to such other indemnities as provided in Exhibits B and D. KBA shall have no indemnity obligations except as set forth in the foregoing sentence.

         4.       Transfers in Full Satisfaction of Notes.

                  (a) Full Sales/Actions. The transfers and transactions described in sections 2 and 3 shall be in full and complete satisfaction of all liability of NCHP under the Notes, as well as obligations under the First Mortgage Documents and the Second Mortgage Documents. KBA agrees to accept such transfers in exchange for the covenant not to sue included in Exhibit F. After completion of the transactions herein, CCEP, CCIP and KBA agree and acknowledge that NCHP shall have no obligation to them arising from or in connection with the Notes, except as provided in paragraph 7(c) or otherwise in this Consensual Transfer Agreement.

                  (b) Absolute Transfer. The transfer of the Property and Assets shall be unconditional, immediate and absolute, and after the Closing Date, NCHP shall have no right, title or interest of any kind whatsoever in or to any of the Property and Assets, including without limitation any right of redemption or other legal, beneficial or equitable interest, all of which shall be negated automatically on the Closing Date. NCHP represents and warrants that neither the Deed in Lieu nor the Bill of Sale is an equitable or other mortgage or anything other than, respectively, a grant deed absolute and a bill of sale absolute.

                  (c) Waiver. NCHP hereby forever waives and releases (to the maximum extent permitted by law) any and all rights of redemption and legal, beneficial, equitable or other rights, titles and interests, if any, which NCHP might have or otherwise have had after the Closing Date in connection with any of the Property and Assets including, without limitation, a waiver (to the maximum extent permitted by law) by NCHP of any rights which it might otherwise have had under the Uniform Commercial Code as adopted by and in force in the Commonwealth of Pennsylvania. NCHP represents and warrants that it understands the meaning and effect of the waivers contained in this section.

                  (d) CCEP/CCIP Transactions. Except as specifically provided herein or in Exhibit E, the transfers hereunder shall have no effect on the obligations of CCEP to CCIP, and shall not affect the Master Loan Agreement, and the EP/IP Note, security documents, and other agreements executed thereunder.

         5. Representations and Warranties. The parties hereto make the following representations and warranties:

                  (a) Organization. Each of the parties hereto represents and warrants that it (i) is a limited partnership or corporation, as identified in the introduction to this Consensual Transfer Agreement, organized under the laws of the state set forth in said introduction; (ii) is duly qualified to transact business in each jurisdiction in which the character of its properties or the nature of its activities makes such qualification necessary; and
(iii) has full power, authority and legal right to execute, deliver and perform this Consensual Transfer Agreement and the Transfer Documents (as defined below), and to carry out the transfers and transactions as provided herein.

                  (b) Authorization. Each of the parties hereto represents and warrants that its execution and delivery of this Consensual Transfer Agreement and the Transfer Documents, and the consummation of the transfers and transactions contemplated herein, have each been duly authorized by all necessary partnership or corporate action, as the case may be, and require no registrations with or approvals of any person or entity not heretofore obtained.

                  (c) Finder's Fee. Each of the parties hereto represents and warrants that it has not entered into any agreement which might require the payment of a finder's fee, broker's commission, or other compensation in connection with the transfers or transactions contemplated herein. NCHP represents and warrants that it has not entered into any transaction for the listing and/or sale of the Property with any real estate broker or any person or entity.

                  (d) No Side Deals. Each of the parties hereto represents and warrants that there are no side deals or arrangements, agreements, whether providing for compensation or otherwise, connected with the transfer and transactions contemplated herein, other than those agreements which are specifically set forth in this Consensual Transfer Agreement and the Transfer Documents (as hereafter defined).

                  (e) Environmental; Administrative. NCHP represents and warrants that to the best of its knowledge, (i) there exists no violation of any federal, state or local law, regulation or ordinance relating to the environmental conditions on, under or about the Property including, without limitation, soil and ground water conditions, (ii) there are no hazardous wastes, toxic substances or related materials on or about the Property, (iii) there are no pending administrative or governmental proceedings pending or matters under investigation relating to the condition of the Property, compliance of the Property with local regulatory ordinances or building codes, or compliance with health or safety regulations, and (iv) there are no pending proceedings or matters relating to special assessments or taxes on, or demolition or condemnation of, the Property. NCHP also represents and warrants that, to the best of its knowledge, the Old General Partners performed the various fix up obligations it was required to perform under the Restructure Agreement including, but not limited to, those under paragraphs 1.4(b)(iii),
(iv) and (v).

                  (f) Litigation. To the best of NCHP's knowledge, there is no litigation pending or threatened with respect to the Property or Assets other than litigation arising in the ordinary course such as accident claims and disputes with vendors and suppliers.

                  (g) No Agreements. NCHP represents and warrants that it has not entered into any agreements regarding the sale or possible sale of the Property including, but not limited to, options, agreements to sell, rights of first refusal, or assignments. NCHP also represents that, to the best of its knowledge, there are no agreements or contracts affecting the Property except for those contracts and leases which are to be assigned under the provisions of paragraphs 2(b) and 2(d).

                  (h) Validity. NCHP represents and warrants that the Notes, and the First Mortgage Documents and the Second Mortgage Documents, are existing and valid agreements, and are enforceable in accordance with their terms. NCHP has no claims or defenses related to the Notes and such Mortgage Documents, and the Notes are not subject to any affirmative defenses, set offs, counterclaims, recoupments or any other basis to resist or defend against the payment thereof.

         6. Acknowledgments Regarding Value. NCHP acknowledges and agrees that:

                  (a) The Recitals are specifically incorporated into this Consensual Transfer Agreement, and are true and correct.

                  (b) After considering any inquiries and offers which NCHP has received concerning any of the Property and Assets and other factors relating to value (including prior opinions as to value), the parties have agreed that the amount of the appraisal of Reaves C. Lukens Company dated June 22, 1995 (the "Transfer Value") represents the best evidence of the current fair market value of the Property and Assets. The Transfer Value is fair and reasonably equivalent to the fair market value of the Property and Assets, if not greater than the amount for which such Property and Assets could be sold for cash within a reasonable time. As a consequence of each of the transfers and transactions described in this Consensual Transfer Agreement, KBA must file with the Internal Revenue Service ("IRS") a Form 1099-Acquisition or Abandonment of Secured Property, which (among other things) requires KBA to state the actual fair market value of the Property and Assets, which will be significantly less than the amount of indebtedness under the Notes which indebtedness is to be satisfied by such transfers and transactions.

                  (c) The Transfer Value is a consensus of NCHP and KBA that takes into account (among other things) that KBA is entitled to be paid under the Notes in cash, and other market and financial factors including, without limitation, the need for significant capital improvements, significant carrying costs and risks associated with such assets. The Transfer Value also reflects the estimate of the value of the Property and Assets as disclosed to the partners of NCHP in connection with the restructuring transaction described in Recital G.

                  (d) NCHP shall have no right to rescind the transfers and transactions herein notwithstanding any transaction undertaken with respect to the Property or Assets by KBA after the Closing Date including any sales transaction (regardless of the price and terms thereof), and any refinancing transaction including, but not limited to, a financing of capital improvements on the Property. The parties acknowledge that the Transfer Value cannot be a mutual mistake of the parties hereto, and neither NCHP nor any other person or entity is entitled to any adjustment in the terms of this Consensual Transfer Agreement as a result of any such post-Closing Date transaction regardless of the timing of such transaction or the identity of the parties thereto. NCHP acknowledges that it is receiving substantial benefits as a consequence of this Consensual Transfer Agreement and the Transfer Documents, and each party hereto knowingly and willingly accepts the risks associated with such a valuation of such assets.

         7. Primary Principal: Form is Intended as Substance. NCHP acknowledges, represents, warrants and agrees that, in addition to all other acknowledgments, representations, warranties and agreements by NCHP in this Consensual Transfer Agreement and in any other agreements, instruments or documents executed pursuant to, or required by, this Consensual Transfer Agreement (collectively, the "Transfer Documents"), the following:

                  (a) Absolute Transfer. NCHP intends an absolute transfer of ownership of the Property and Assets transferred to NCHP hereunder, rather than only a mortgage or lesser interest. Such transfers to KBA are absolute and eliminate all right, title and interest of NCHP in and to the Property and Assets.

                  (b) Meaning and Effect. NCHP intends this Consensual Transfer Agreement to have the meaning and effect as provided by its express terms, rather than some other effect not stated herein. This Consensual Transfer Agreement requires no parol evidence in order to reflect the intention of the parties, and the parties intend the literal words of this Consensual Transfer Agreement to govern the transfers and transactions described herein.

                  (c)    Acceptance of Risk of Invalidation.

                         (i)  NCHP knowingly accepts the risk that if, as a
direct or indirect result of NCHP's conduct, or at NCHP's behest, a court interprets this Consensual Transfer Agreement, in a manner contrary to the intentions of the parties hereto, as expressly stated herein, or otherwise in a manner which denies KBA, in whole or in part, the benefit of its respective bargains hereunder, as a result thereof the parties hereto may be returned to their original status vis-a-vis each other immediately prior to the execution of this Consensual Transfer Agreement and the other Transfer Documents.

                         (ii)NCHP agrees and acknowledges that if KBA is denied
the benefit of its bargain hereunder in any respect, KBA shall retain the same position as a creditor of NCHP as it had immediately prior to the execution of this Consensual Transfer Agreement including, but not limited to, the ability of KBA to exercise all of its rights and remedies against NCHP as if this Consensual Transfer Agreement had never been executed.

         8. Retention and Operation. NCHP acknowledges and agrees that after the Closing Date and the delivery to KBA of the Deed in Lieu and Bill of
Sale:

                  (a) Refinancing for Account of KBA. KBA may refinance and retain the Property and Assets, and any such retention and refinancing shall be solely for the account and the benefit of KBA. KBA shall not directly or indirectly have any obligation or duty to account to NCHP (or any other person) for any income or profit which KBA may earn on the Property and Assets.

                  (b) No Duty. Except as expressly provided herein, after the Closing Date KBA shall not have any duty or legal or other relationship whatsoever with NCHP or any other person or entity with respect to the Property and Assets, whether as principal, agent, partner, joint venturer, trustee, fiduciary or otherwise, each of which is disclaimed and inapplicable. After the Closing Date, NCHP shall not have any direct, indirect or contingent right, title or interest of any kind whatsoever, whether legal, equitable or otherwise, in or to the Property and Assets.

                  (c) Altering Contracts. KBA may operate, refinance or sell the Property and Assets in any manner it may choose, without notice to or consent from NCHP (or any other person or entity), including without limitation by terminating, amending or otherwise altering, at any time desired by KBA, any lease, contract or other arrangement which may have previously existed with any person or entity.

                  (d) Prior Sales/Financing Leads. KBA may (i) utilize any information, contacts, offers or leads which have been heretofore developed or obtained by NCHP, any persons previously employed by NCHP or anyone else, and
(ii) contact any person or entity, including one who has previously indicated an interest in any of the Property and Assets, whether as a potential purchaser, broker or financier.

                  (e) No Interference. Neither NCHP nor any of its agents (including without limitation the general or limited partners of NCHP and the management company employed by NCHP) shall directly or indirectly interfere with the efforts of KBA (i) to market or refinance the Property and Assets for the highest possible price or on any other terms that KBA may wish, (ii) to operate, use or manage the Property and Assets in any way KBA sees fit, or (iii) to exercise or defend the respective rights, titles and interests of KBA.

         9.       Closing Conditions.   Each of the following shall be
conditions precedent to the obligations of the parties hereunder, and each shall be satisfied on or before the Closing Date:

                  (a) Documents. Each of the parties shall have executed and delivered each of the documents to which it is a party, including without limitation those documents described in section 2.

                  (b) Delivery of Cash. NCHP shall have delivered to KBA all cash required to be delivered under paragraph 2(c)(i), all cash representing tenant security deposits, and all other cash required to be delivered under the provisions of this Consensual Transfer Agreement.

                  (c) Title Insurance. KBA shall have received an irrevocable commitment for the issuance of a title insurance policy, with such exceptions as to which it shall have agreed, by a title insurance company acceptable to KBA in its sole discretion, and NCHP shall have executed a seller's affidavit in a form reasonably required by said title insurance company.

                  (d) Records/Documents. NCHP shall have delivered to KBA all records and documents which are to be transferred to KBA pursuant to section 2 of this Agreement.

                  (e) Representations and Warranties. Each and every representation, acknowledgment and warranty made by the parties hereto shall be true and correct as of the Closing Date.

                  (f) Certifications of Transfer. KBA shall have received a sworn certificate from NCHP dated as of the Closing Date, setting forth its United States tax identification number and stating that NCHP is not a "foreign person" and is a "United States Person" as that term is defined in Section 7701(a)(3) of the Internal Revenue Code of 1986, as amended.

                  (g) Approvals/Consents. All governmental approvals and consents of third parties required to effect the transfer and transactions contemplated hereby or by any Transfer Document, shall have been obtained and shall be in full force and effect.

                  (h) Due Authorization. Each of the parties shall have received such certificates, resolutions, and other documents from each other party, as it shall reasonably request, to evidence that such other party is legally authorized to enter into the transfers and transactions contemplated hereby.

                  (i) General. All other documents and legal matters in connection with the transfers and transactions contemplated hereby and by the Transfer Documents shall have been delivered or executed in a form and substance satisfactory to KBA.

         10.      Miscellaneous.

                  (a) Successors; Assignment. Except as otherwise provided herein, this Consensual Transfer Agreement shall be binding on and inure to the benefit of the parties hereto, and their respective successors and assigns; provided, however, that NCHP may not assign any of its rights hereunder without the prior written consent of KBA.

                  (b) Transaction Costs. Each party shall bear its own costs and expenses in connection with the transfers and transactions contemplated herein.

                  (c) Separability. In case any one or more of the provisions contained in this Consensual Transfer Agreement should be deemed invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or in the Transfer Documents shall not in any way be affected or impaired thereby.

                  (d) Entire Agreement. This Consensual Transfer Agreement and the Transfer Documents constitute the entire agreement between the parties, and supersede all prior discussions, negotiation, offers, understandings, and agreements with respect to the matters herein and therein. There are no other understandings or agreements, and KBA has made no representations, warranties or promises, unless specifically set forth in this Consensual Transfer Agreement and the other Transfer Documents. Each party acknowledges that it has expressly bargained for a prohibition of any implied or oral amendments or modifications of any kind, nature or character. Each party acknowledges and agrees that
(i) this Consensual Transfer Agreement, together with the Transfer Documents, is fully integrated and requires no parol evidence to reflect the intentions of the parties, (ii) the literal words of this Consensual Transfer Agreement and the Transfer Documents shall and do govern the transactions described herein, and
(iii) prior negotiations, drafts and other extraneous communications shall have no significance or evidentiary effect whatsoever.

                  (e) Amendment; Waiver. This Consensual Transfer Agreement may not be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

                  (f) No Course of Conduct. At no time shall the prior or subsequent course of conduct by any of the parties directly or indirectly limit, impair or otherwise adversely affect any of the rights or remedies of any other party in connection with this Consensual Transfer Agreement or any of the Transfer Documents, or detract from or otherwise affect the literal interpretation and effect of this Consensual Transfer Agreement or any of the Transfer Documents, since the parties hereto agree that this Consensual Transfer Agreement and the Transfer Documents shall only be amended by written instruments executed by the parties, as provided herein.

                  (g) Governing Law. This Consensual Transfer Agreement and all rights and duties of the parties hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                  (h) Time of Essence. Time is of the essence in every provision of this Consensual Transfer Agreement and each of the Transfer Documents.

                  (i) Survival of Warranties. All representations, warranties, covenants and agreements of NCHP and KBA contained herein shall survive the Closing Date and shall continue in full force and effect until the performance and satisfaction of all of the obligations of NCHP and KBA under this Consensual Transfer Agreement. Any breach by NCHP of any representation or warranty shall create an obligation by NCHP to immediately cure the breach, restore the other parties to the full rights and interests which each had expected pursuant to such representation or warranty, and to otherwise fully compensate such parties for the consequences of said breach. Any breach by KBA of a covenant hereunder shall be remedied upon notification thereof and may be enforced in accordance with applicable law.

                  (j) No Third Parties Benefited. This Consensual Transfer Agreement is made and entered into for the protection and benefit of the parties hereto and their successors and assigns, and no other person or entity shall be a direct or indirect beneficiary of or have any direct or indirect cause of action or claim in connection with this Consensual Transfer Agreement or any Transfer Document.

                  (k) Counterparts. This Consensual Transfer Agreement may be executed in counterparts, with each counterpart constituting an original document, and all counterparts constituting one Consensual Transfer Agreement.

                  (l) Notices. All written notices, requests and demands given to or made upon the respective parties shall be deemed to have been given or made when sent by first class, registered or certified mail or personally delivered as follows:

                  If to NCHP:

                         New Carlton House Partners, Ltd.
                         c/o 1801 Tower, Inc.
                         One Insignia Financial Plaza
                         P.O. Box 1089
                         Greenville, SC  29602
                         Attention:  Kelley M. Buechler

                  If to CCEP, CCIP or Philly:

                         Consolidated Capital Equity Partners, L.P.
                         One Insignia Financial Plaza
                         P.O. Box 1089
                         Greenville, SC  29602
                         Attention:  Carroll D. Vinson

                  If to KBA:

                         Kennedy Boulevard Associates I, L.P.
                         One Insignia Financial Plaza
                         P.O. Box 1089
                         Greenville, SC  29602
                         Attention:  Marcus S. McCall

                  (m) Jury Trial. EACH PARTY HERETO SPECIFICALLY WAIVES ITS RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, CAUSE OF ACTION, DISPUTE, SUIT OR PROCEEDING ARISING OUT OF THIS CONSENSUAL TRANSFER AGREEMENT OR THE TRANSFER DOCUMENTS, OR OUT OF ANY FACTS AND CIRCUMSTANCES ARISING IN CONNECTION WITH OR RELATING TO THIS CONSENSUAL TRANSFER AGREEMENT AND THE TRANSFER DOCUMENTS. EACH SUCH PARTY RECOGNIZES THAT IT HAS SUCH A RIGHT AND, BY THIS DOCUMENT, HAS BARGAINED AND AGREED TO WAIVE SUCH RIGHT, AND ACKNOWLEDGES THAT THE OTHER PARTIES TO THIS DOCUMENT ARE RELYING ON SUCH WAIVER IN EXECUTING A WAIVER OF THEIR RIGHTS. THE PARTIES HERETO SPECIFICALLY CONSENT THAT ANY SUCH MATTER SHALL BE DECIDED BY A COURT, WITHOUT A JURY TRIAL.

                  (n) Consent to Jurisdiction. Each party hereto specifically consents to the jurisdiction of the courts of the Commonwealth of Pennsylvania, and the United States District Court for the Eastern District of Pennsylvania, to hear any claim or suit arising in connection with or relating to the Consensual Transfer Agreement or the Transfer Documents, and each party further consents to the placing of venue in the judicial district where the Property is located.

         IN WITNESS WHEREOF, the parties hereto have caused this Consensual Transfer Agreement to be duly executed and delivered as of the day and year first written above.
                                    NEW CARLTON HOUSE PARTNERS, LTD.


                                    By 1801 Tower, Inc.,
                                    its general partner

                                    By      C. D. Vinson

                                    Title   President



                                    CONSOLIDATED CAPITAL EQUITY
                                    PARTNERS, L.P.


                                    By ConCap Holdings, Inc.,
                                    its general partner

                                    By    C. D. Vinson

                                    Title President



                                    CONSOLIDATED CAPITAL
                                    INSTITUTIONAL PROPERTIES

                                    By Concap Equities, Inc.,
                                    its general partner

                                    By     C. D. Vinson

                                    Title  President


                                    PHILLY ASSOCIATES, INC.

                                    By     C. D. Vinson

                                    Title  President


                                    Kennedy Boulevard Associates I, L.P.

                                    By Kennedy Boulevard I, Inc., general
                                    partner of KBA's general partner, Kennedy
                                    Boulevard Associates, II, L.P.

                                    By     C. D. Vinson

                                    Title  President